EXHIBIT 99.1

Rocket Companies Announces Second Quarter Results

Company Achieves Record Closed Origination Volume of $72.3B, Net Income of $3.5B

DETROIT, September 2, 2020 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), a Detroit-based holding company consisting of tech-driven real estate, mortgage and financial services businesses – including Rocket Mortgage, Rocket Homes and Rocket Auto – today announced results for the second quarter ended June 30, 2020.

Jay Farner, CEO of Rocket Companies, stated, “Rocket Companies had a very strong second quarter, thanks to our team members’ hard work and dedication to our clients, as well as the incredibly scalable mortgage origination platform that allowed us to meet unprecedented demand. As a result, we were able to help more clients this quarter than any other in our 35-year history – all while more than 98% of our team members worked safely from their homes. Clearly, the strategy of investing in long-term growth paid off this quarter and, as we continue to strengthen and evolve the platform, will remain a significant advantage for our business well into the future.

“While I’m proud of our performance, I am even more encouraged by the significant opportunity that remains in front of us as we continue to execute on our plan of achieving 25 percent market share by 2030. It is clear that our simple, client-focused, digital approach is continuously and fundamentally disrupting the way our industries do business.”

Second Quarter Financial Summary

ROCKET COMPANIES
($ amounts in millions)

	Q2-20	Q1-20	Q2-19	Change Q2-20 vs Q1-20	Change Q2-20 vs Q2-19
		(Unaudited)
Closed loan origination volume	$72,324	$51,704	$31,961	40%	126%
Gain on sale margin	5.19%	3.25%	3.23%	60%	61%
Net rate lock volume	$91,978	$56,050	$34,109	64%	170%
Total revenue, net	$5,037	$1,367	$938	268%	437%
Total expenses	$1,576	$1,270	$992	24%	59%
Net income (loss)	$3,461	$97	$(54)	3,458%	N/A
Adjusted revenue	$5,312	$2,110	$1,329	152%	300%
Adjusted net income	$2,850	$655	$260	335%	995%
Adjusted EBITDA	$3,837	$920	$396	317%	868%

Second Quarter Highlights

During the second quarter, Rocket Companies:

•	Generated record closed loan origination volume of $72.3 billion and net rate lock volume $92.0 billion, which represented year-over-year improvements of 126% and 170%, respectively.

•	Increased gain on sale margin compared to historical levels as favorable market conditions boosted demand for mortgages and led to capacity constraints in the industry.

•	Leveraged technology investments to manage surge in demand while maintaining industry-leading turn times.

•
Grew total revenue, net, by 268% and adjusted revenue by 152% as compared to the first quarter of 2020; during this time expenses increased by 24%, primarily driven by higher variable compensation and an increase in team members in production roles to support growth.

•	Increased other revenues as title insurance services, property valuation and settlement services at Amrock grew as a result of the increase in origination volume noted above.

•
In partnership with the Rocket Mortgage Classic PGA TOUR event, announced the “Changing the Course” initiative, a multi-year campaign to bring every Detroit resident access to the internet, technology and digital literacy training they deserve within five years.

•	Earned 7th consecutive J.D. Power award for customer satisfaction in mortgage servicing in July. We have achieved this milestone in each of the 7 years since becoming eligible.

•
On August 10, 2020, Rocket Companies completed its initial public offering (“IPO”). As such, it did not have any shares outstanding or calculations of earnings per share for any periods prior to this date. As of August 10, 2020, the Company had 100,372,565 of Class A shares outstanding and 1,883,279,483 of Class D shares outstanding. An additional 16,720,517 shares of Class A shares were reserved for restricted stock units.

Current Environment

•	We continue to see strong consumer demand for home loans into the third quarter of 2020.

•	As of August 31, 2020, approximately 96,000 clients, or 4.7% of our total servicing portfolio, were on a forbearance plan related to COVID-19.

Third Quarter Outlook

We expect the following ranges compared to the year-earlier period:

•	Net rate lock volume of between $93 billion and $98 billion, which would represent an increase of 98% to 108% compared to $47.0 billion in the third quarter of 2019.

•	Closed loan volume of between $82 billion and $85 billion, or an increase of 105% to 112% compared to $40.3 billion in the third quarter of 2019.

•	Gain on sale margins of 4.05% to 4.30%, which would be an improvement of 23% to 31% compared to 3.29% in the third quarter of 2019.

Balance Sheet Highlights
($ amounts in millions)	June 30, 2020	December 31, 2019
	(Unaudited)
Cash and cash equivalents	$1,724	$1,351
Mortgage servicing rights (MSRs), at fair value	$2,289	$2,875
Funding facilities	$15,686	$12,042
Other financing facilities and debt	$2,637	$2,595
Equity	$5,536	$3,503

•	Subsequent to June 30, 2020 and prior to the IPO, we distributed $2.26 billion to our parent company, Rock Holdings Inc.

•
We remain in a strong liquidity position following the IPO, with total liquidity of $3.7 billion including $1.0 billion of cash on-hand plus $2.7 billion of undrawn lines of credit and corporate cash used to self-fund loan originations which could be transferred to funding facilities (warehouse lines) at our option.

Direct to Consumer

In the Direct-to-Consumer segment, clients have the ability to interact with our Rocket Mortgage app and/or with our mortgage bankers. We market to potential clients in this segment through various performance marketing channels. Servicing activities are fully allocated to the Direct to Consumer segment as they are viewed as an extension of the client experience, with the primary objective being to establish and maintain positive, regular touchpoints with our clients. These activities position us to be the natural choice for clients' next refinance or purchase mortgage transaction.

DIRECT TO CONSUMER
($ amounts in millions)

	Q2-20	Q1-20	Q2-19	Change Q2-20 vs Q1-20	Change Q2-20 vs Q2-19
Direct to Consumer		(Unaudited)
Funded Loan Volume	$46,777	$31, 691	$19,241	48%	143%
Funded Loan Gain on Sale Margin	5.09%	4.69%	4.25%	9%	20%
Revenue	$3,939	$1,043	$757	278%	420%
Adj. Revenue	$4,213	$1,786	$1,148	136%	267%
Contribution Margin (1)	$3,264	$1,005	$542	225%	503%
(1)
We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Adjusted Revenue is a non- GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs.

Partner Network

Our Rocket Pro platform supports our Partner Network segment and enables the ability to offer mortgage solutions with a superior client experience. Our two primary types of partnerships are marketing and influencer. Our marketing partnerships consist of well-known, consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. Our influencer partnerships are typically with companies that employ licensed mortgage professionals who find value in our client experience, technology and efficient mortgage process. In some cases, mortgages are not their primary offering.

PARTNER NETWORK
($ amounts in millions)

	Q2-20	Q1-20	Q2-19	Change Q2-20 vs Q1-20	Change Q2-20 vs Q2-19
Partner Network		(Unaudited)
Funded Loan Volume	$19,732	$19,332	$11,233	2%	76%
Funded Loan Gain on Sale Margin	2.10%	0.79%	0.42%	166%	400%
Revenue	$783	$235	$116	223%	575%
Adj. Revenue	$783	$235	$116	223%	575%
Contribution Margin (1)	$643	$143	$57	350%	1,028%
(1)
We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Adjusted Revenue is a non- GAAP financial measure described above. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs.

Second Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on September 2, 2020 to discuss the company's second quarter earnings results for the quarter ended June 30, 2020. The conference call can be accessed by registering online at www.directeventreg.com/registration/event/2496925. Upon registering, each participant will be provided with call details and a registrant ID. A live webcast of the event will be available online at ir.rocketcompanies.com.

Condensed Combined Statements of Income
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Income:
Revenue
Gain on sale of loans:
Gain on sale of loans excluding fair value of MSRs, net	$4,083,661	$666,796	$5,370,351	$1,097,370
Fair value of originated MSRs	669,923	445,663	1,205,342	742,335
Gain on sale of loans, net	4,753,584	1,112,459	6,575,693	1,839,705
Loan servicing loss:
Servicing fee income	249,842	240,255	506,935	464,861
Change in fair value of MSRs	(552,843)	(598,262)	(1,544,095)	(1,073,963)
Loan servicing loss, net	(303,001)	(358,007)	(1,037,160)	(609,102)
Interest income (expense):
Interest income	78,039	61,585	152,081	108,637
Interest expense on funding facilities	(53,756)	(32,430)	(93,215)	(56,043)
Interest income, net	24,283	29,155	58,866	52,594
Other income	562,265	153,938	806,567	286,120
Total revenue, net	5,037,131	937,545	6,403,966	1,569,317
Expenses
Salaries, commissions and team member benefits	853,750	486,768	1,537,200	944,546
General and administrative expenses	288,494	165,343	482,060	331,182
Marketing and advertising expenses	202,198	227,764	420,190	436,661
Depreciation and amortization	16,189	17,687	32,304	35,792
Interest and amortization expense on non-funding debt	33,168	33,086	66,275	66,168
Other expenses	161,452	61,156	286,041	109,576
Total expenses	1,555,251	991,804	2,824,070	1,923,925
Income (loss) before income taxes	3,481,880	(54,259)	3,579,896	(354,608)
(Provision for) benefit from income taxes	(20,669)	283	(21,405)	1,287
Net income (loss)	3,461,211	(53,976)	3,558,491	(353,321)
Net loss attributable to noncontrolling interest	436	325	877	652
Net income (loss) attributable to Rocket Companies	$3,461,647	$(53,651)	$3,559,368	$(352,669)

Condensed Combined Balance Sheets
(Dollars in Thousands)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Cash and cash equivalents	$1,724,035	$1,350,972
Restricted cash	78,367	61,154
Mortgage loans held for sale, at fair value	17,628,535	13,275,735
Interest rate lock commitments (“IRLCs”), at fair value	2,393,764	508,135
Mortgage servicing rights (“MSRs”), at fair value	2,289,209	2,874,972
MSRs collateral for financing liability, at fair value	59,926	205,108
Notes receivable and due from affiliates	17,028	89,946
Property and equipment, net of accumulated depreciation and amortization of $459,474 and $428,540, respectively	192,173	176,446
Lease right of use assets	256,183	278,921
Forward commitments, at fair value	6,328	3,838
Loans subject to repurchase right from Ginnie Mae	3,496,120	752,442
Other assets	714,789	499,658
Total assets	$28,856,457	$20,077,327
Liabilities and equity
Liabilities:
Funding facilities	$15,685,860	$12,041,878
Other financing facilities and debt:
Lines of credit	160,000	165,000
Senior Notes, net	2,235,721	2,233,791
Early buy out facility	241,752	196,247
MSRs financing liability, at fair value	58,926	189,987
Accounts payable	219,650	157,295
Lease liabilities	288,866	314,353
Forward commitments, at fair value	351,261	43,794
Investor reserves	63,012	54,387
Notes payable and due to affiliates	61,192	35,082
Loans subject to repurchase right from Ginnie Mae	3,496,120	752,442
Other liabilities	457,920	390,149
Total liabilities	23,320,280	16,574,405
Equity:
Net parent investment	5,527,173	3,498,065
Accumulated other comprehensive loss	5,929	(151)
Noncontrolling interest	3,075	5,008
Total equity	5,536,177	3,502,922
Total liabilities and equity	$28,856,457	$20,077,327

GAAP to non-GAAP Reconciliations

Note: Non-GAAP reconciliation tables below may not foot due to rounding.

Reconciliation of Adjusted Revenue to Total Revenue, net ($ amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Total revenue, net	$5,037	$938	$6,404	$1,569
Change in fair value of MSRs due to valuation assumptions (a)	274	391	1, 018	712
Adjusted Revenue	$5,312	$1,329	$7,422	$2,282

(a) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates.

Reconciliation of Adjusted Net Income to Net Income Attributable to Rocket Companies ($ amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Rocket Companies	$3,462	$(54)	$3,559	$(353)
Adjustment to the provision for income tax (a)	(842)	13	(866)	86
Tax effected net income (loss) (a)	2,620	(41)	2,694	(267)
Non-cash stock compensation expense	31	8	60	17
Change in fair value of MSRs due to valuation assumptions (b)	274	391	1,018	712
Tax impact of adjustments (c)	(76)	(98)	(267)	(181)
Adjusted Net Income	$2,850	$260	$3,505	$282
(a)   Rocket Companies will be subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income of RKT Holdings, LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Rocket Companies owns 100% of the non-voting common interest units of RKT Holdings, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Pro Forma)		(Pro Forma)
Statutory U.S. Federal Income Tax Rate	21.00%	21.00%	21.00%	21.00%
Canadian taxes	0.01%	0.01%	0.01%	0.01%
State and Local Income Taxes (net of federal benefit)	3.76%	3.76%	3.76%	3.76%
Effective Income Tax Rate	24.77%	24.77%	24.77%	24.77%

(b)   Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates.

(c)   Tax impact of adjustments gives effect to the income tax related to non-cash stock compensation expense and change in fair value of MSRs due to valuation assumptions at the above described effective tax rates for each year.

Reconciliation of Adjusted EBITDA to Net Income ($ amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss)	$3,461	$(54)	$3,558	$(353)
Interest and amortization expense on non-funding debt	33	33	66	66
Income tax (benefit) provision	21	-	21	(1)
Depreciation and amortization	16	18	32	36
Non-cash stock compensation expense	31	8	60	17
Change in fair value of MSRs due to valuation assumptions (net of hedges) (a)	274	391	1,018	712
Adjusted EBITDA	$3,837	$396	$4,756	$477

(a) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Revenue, Adjusted Net Income, and Adjusted EBITDA as non-GAAP measures which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

We define "Adjusted Revenue" as total revenues net of the change in fair value of mortgage servicing rights ("MSRs") due to valuation assumptions. We define "Adjusted Net Income" as tax-effected earnings before stock-based compensation expense and the change in fair value of MSRs due to valuation assumptions, and the tax effects of those adjustments. We define "Adjusted EBITDA" as earnings before interest and amortization expense on non-funding debt, income tax, and depreciation and amortization, net of the change in fair value of MSRs due to valuation assumptions (net of hedges) and stock-based compensation expense. We exclude from each of these non-GAAP revenues the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of "interest income, net", as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

We believe that the presentation of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, other companies may define Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA differently, and as a result, our measures of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA may not be directly comparable to those of other companies.

Although we use Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Additionally, our definitions of each of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA allows us to add back certain non-cash charges and deduct certain gains that are included in calculating total revenues, net, net income attributable to Rocket Companies or net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA should be considered in addition to, and not as a substitute for, total revenues, net income attributable to Rocket Companies and net income (loss) in accordance with U.S. GAAP as measures of performance. Our presentation of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Quarterly Report on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies
Rocket Companies is a Detroit-based holding company consisting of personal finance and consumer service brands including Rocket Mortgage, Rocket Homes, Rocket Loans, Rocket Auto, Rock Central, Amrock, Core Digital Media, Rock Connections, Lendesk and Edison Financial. Since 1985, Rocket Companies has been obsessed with helping its clients achieve the American dream of home ownership and financial freedom. Rocket Companies offers an industry-leading client experience powered by our simple, fast, and trusted digital solutions. Rocket Companies has 20,000 team members across the United States. Its flagship company, Rocket Mortgage, has been named to Fortune magazine’s list of “100 Best Companies to Work For” for 17 consecutive years.

Investor Relations Contacts:

Jason McGruder or John Shallcross
ir@rocketcompanies.com
(313) 373-7990

Media Contact:

Aaron Emerson
aaronemerson@rockcentraldetroit.com
(313) 373-3035
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